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                                                                    EXHIBIT 10.3

                            TECUMSEH PRODUCTS COMPANY
                       LONG-TERM INCENTIVE CASH AWARD PLAN

                                 AWARD AGREEMENT
                                      (SAR)

     Agreement made effective ____________, 20__ (the "Grant Date") between Tecumseh Products Company, a Michigan corporation (the "Company"), and ________________________ (the "Employee").

     This Agreement confirms the grant of a SAR pursuant to and subject to all the terms and conditions of the Tecumseh Products Company Long-Term Incentive Cash Award Plan, as it may have been and in the future may be amended in accordance with its terms (the "Plan"). In this Agreement capitalized terms that are used without separate definition have the meanings given to them in the Plan.

     The SAR granted and its terms are as follows:

     -    Number of shares of Class A Stock represented by SAR: _________

     -    Strike Price per share: $_______

     -    SAR vests as to:

               -    _____ shares on __________, 20__;

               -    an additional _____ shares on __________, 20__; and

               -    the final _____ shares on __________, 20__

     -    SAR expires: __________, 20__

     The SAR may be exercised, in whole or in part, by delivering a notice of exercise to the Company's Secretary in the manner prescribed in the Plan. As soon as reasonably practicable after each exercise, subject to the terms and conditions of the Plan, the Company will pay the Employee an amount in cash equal the product obtained by multiplying:

          (a) (1) the Fair Market Value of one share of Class A stock on the date the Secretary receives the notice of exercise, minus (2) the Strike Price; times

          (b) the number of shares with respect to which the SAR is exercised.

     In no event will payment be made later than the 15th day of the third month following the end of the Company's taxable year in which the SAR is exercised.

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     The Company will be entitled to deduct from each amount payable to the
Employee any sums required by federal, state, or local tax law to be withheld with respect to the vesting or payment of the SAR.

     No portion of the SAR that has not vested and become payable at Termination of Employment will vest or become payable, except as may be otherwise provided by the express terms of a Management Contract.

     The Employee's signature below indicates the Employee's acknowledgement that the Employee has received and read a copy of the Plan. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

TECUMSEH PRODUCTS COMPANY               EMPLOYEE:


By:
    ---------------------------------   ----------------------------------------
    [Name]                              [Name]
    [Title]


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